Exhibit 10.15

Summary of Terms of the Annual Restricted Stock Unit Grants
to Non-Associate Directors of Abercrombie & Fitch Co. under the 2005 Long-Term Incentive Plan in Fiscal 2015

Non-Associate Directors

For the fiscal year ended January 30, 2016 (“Fiscal 2015”), directors of Abercrombie & Fitch Co. (the “Company”) who are not associates of the Company or its subsidiaries (“non-associate directors”) were to receive an annual grant of restricted stock units as part of their compensation. Each restricted stock unit represents the right to receive one share of Class A Common Stock, $0.01 par value, of the Company (the “Common Stock”), upon vesting.

The restricted stock units were granted on the date of the 2015 Annual Meeting of Stockholders of the Company pursuant to the Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan, and will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders, subject to earlier vesting in the event of a non-associate director’s death or total disability or upon a change of control of the Company.

The annual grant of restricted stock units for Fiscal 2015 was to be 3,000 restricted stock units, subject to the following conditions, the application of which resulted in the grant being for 5,391 restricted stock units since the market price of the Company’s Common Stock on the grant date was $ 22.26 per share:

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the maximum market value of the underlying shares of Common Stock on the date of grant was to be $300,000 (i.e., should the price of the Company's Common Stock on the grant date exceed $100 per share, the number of restricted stock units granted was to be automatically reduced to provide a maximum grant date market value of $300,000); and

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the minimum market value of the underlying shares of Common Stock on the date of grant was to be $120,000 (i.e., should the price of the Company's Common Stock on the grant date be lower than $40 per share, the number of restricted stock units granted was to be automatically increased to provide a minimum grant date market value of $120,000).

Chairman of the Board

In connection with Arthur C. Martinez’s appointment to the position of Non-Executive Chairman of the Board of Directors on January 27, 2014, he has received and will continue to receive an additional annual grant of restricted stock units, with the market value of the underlying shares of Common Stock on the grant date to be $100,000 (the “Non-Executive Chairman RSU Retainer”). The Non-Executive Chairman RSU Retainer was deferred by Mr. Martinez pursuant to the Company’s Directors’ Deferred Compensation Plan in Fiscal 2015. The annual Non-Executive Chairman RSU Retainer has been and will continue to be subject to the following provisions:

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restricted stock units are to be granted annually on the date of the annual meeting of stockholders of the Company pursuant to the Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan or a successor plan approved by the Company’s stockholders; and

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restricted stock units will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company.

In connection with Mr. Martinez’s appointment to the position of Executive Chairman of the Board, effective December 8, 2014, he has received and will continue to receive (in addition to the Non‑Executive Chairman RSU Retainer) an additional annual grant of restricted stock units for serving in such capacity, with the market value of the underlying shares of Common Stock on the grant date to be $1,875,000 (the “Executive Chairman RSU Retainer”). The Executive Chairman RSU Retainer was deferred by Mr. Martinez pursuant to the Company’s Directors’ Deferred Compensation Plan in Fiscal 2015. The annual Executive Chairman RSU Retainer has been and will continue to be subject to the following provisions:

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restricted stock units are to be granted annually on the date of the annual meeting of stockholders of the Company pursuant to the Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan or a successor plan approved by the Company’s stockholders;

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restricted stock units will vest on the earliest of (i) the date on which the Board of Directors of the Company appoints a Chief Executive Officer of the Company, unless the Board of Directors determines otherwise, (ii) the first anniversary of the grant date or (iii) the date of the next regularly scheduled annual meeting of stockholders, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company;

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restricted stock units that vest due to the appointment of a Chief Executive Officer of the Company will be pro-rated for the portion of the year that has elapsed between the grant date and the date of appointment of a Chief Executive Officer, unless the Board of Directors determines otherwise; and

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if Mr. Martinez’s service as Executive Chairman of the Board ends for any reason other than his death or total disability or appointment of a Chief Executive Officer of the Company, a pro-rata portion of unvested restricted stock units will vest to reflect the portion of the year that has elapsed between the grant date and the date on which his service as Executive Chairman of the Board of Directors ends.